Exhibit 99.1

THE BANC ED CORP. ANNUAL REP RT 20 18

Independent Auditor’s Report Board of Directors THE BANC ED CORP. Edwardsville, Illinois Report on the Financial Statements and Internal Control We have audited the accompanying consolidated financial statements of THE BANC ED CORP., and its subsidiary (the “Company”), which comprise the consolidated balance sheets as of December 31, 2018 and 2017, and the related consolidated statements of income, comprehensive income, stockholders’ equity and cash flows for the years then ended, and the related notes to the consolidated financial statements. We also have audited THE BANC ED CORP.’s internal control over financial reporting as of December 31, 2018, based on criteria established in the Internal Control – Integrated Framework (2013), issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Management’s Responsibility for the Financial Statements and Internal Control over Financial Reporting Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of effective internal control over financial reporting relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error. Management also is responsible for its assessment about the effectiveness of internal control over financial reporting, included in the accompanying Management Report. Auditor’s Responsibility Our responsibility is to express an opinion on these consolidated financial statements and an opinion on the Company’s internal control over financial reporting based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement and whether effective internal control over financial reporting was maintained in all material respects. An audit of financial statements involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances. An audit of financial statements also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

Board of Directors THE BANC ED CORP. Page 2 An audit of internal control over financial reporting involves performing procedures to obtain evidence about whether a material weakness exists. The procedures selected depend on the auditor’s judgment, including the assessment of the risk that a material weakness exists. An audit of internal control over financial reporting also involves obtaining an understanding of internal control over financial reporting and testing and evaluating the design and operating effectiveness of internal control over financial reporting based on the assessed risk. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinions. Definition and Inherent Limitations of Internal Control over Financial Reporting An entity’s internal control over financial reporting is a process effected by those charged with governance, management and other personnel, designed to provide reasonable assurance regarding the preparation of reliable financial statements in accordance with accounting principles generally accepted in the United States of America. Because management’s assessment and our audit were conducted to meet the reporting requirements of Section 112 of the Federal Deposit Insurance Corporation Improvement Act (FDICIA), our audit of THE BANC ED CORP.’s internal control over financial reporting included controls over the preparation of financial statements in accordance with accounting principles generally accepted in the United States of America and with the instructions to the Parent Company-Only Financial Statements for Small Holding Companies (Form FR Y-9SP). An entity’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the entity; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, and that receipts and expenditures of the entity are being made only in accordance with authorizations of management and those charged with governance; and (3) provide reasonable assurance regarding prevention, or timely detection and correction of unauthorized acquisition, use or disposition of the entity’s assets that could have a material effect on the consolidated financial statements. Because of its inherent limitations, internal control over financial reporting may not prevent, or detect and correct, misstatements. Also, projections of any assessment of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. Basis for Adverse Opinion – Internal Control over Financial Reporting A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s financial statements will not be prevented, or detected and corrected, on a timely basis. The following material weakness has been identified and included in the accompanying Management Report. As of year-end, the controls surrounding preparation and management review as well as Board review of the Allowance for Loan Losses calculation were not operating effectively. These controls as stated in the internal control testing are to be completed quarterly and were not properly completed as of the December 31, 2018 reporting period.

Board of Directors THE BANC ED CORP. Page 3 Adverse Opinion – Internal Control over Financial Reporting In our opinion, because of the effect of the material weakness described in the Basis for Adverse Opinion paragraph on the achievement of the objectives of the criteria established in the Internal Control – Integrated Framework (2013), issued by the COSO, THE BANC ED CORP has not maintained effective internal control over financial reporting as of December 31, 2018, based on the criteria established by the Internal Control – Integrated Framework (2013), issued by the COSO. Opinion – Financial Statements In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of THE BANC ED CORP., and its subsidiary as of December 31, 2018 and 2017, and the results of its operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America. Saint Louis, Missouri March 26, 2019

Consolidated Balance Sheets

ASSETS	December 31 2018	2017
	(Dollar amounts in thousands, except per share amounts)	
Cash and due from banks (Note 2)	$ 12,971	$ 8,730
Interest-earning demand deposits in other financial institutions	27,120	31,020
Total Cash and Cash Equivalents	40,091	39,750
Interest-earning time deposits in other financial institutions	2,456	2,701
Investments in available-for-sale securities, at fair value (Note 3)	725,827	834,334
Mortgage loans held for sale	2,554	4,418
Loans (Note 4)	899,635	842,687
Less:		
Net deferred loan fees	(66)	(1)
Allowance for loan losses	(12,768)	(12,741)
Net loans	886,801	829,945
Bank premises and equipment, net (Note 5)	27,834	29,967
Accrued interest receivable	6,398	6,491
Bank-owned life insurance policies (Note 11)	43,468	42,386
Other real estate owned, net	53	648
Goodwill	5,858	5,858
Mortgage servicing rights, net of accumulated amortization of $7,019 and $5,857 at December 31, 2018 and 2017, respectively (Note 1)	2,428	2,601
Other assets	14,661	10,004
Total assets	$ 1,758,429	$ 1,809,103

LIABILITIES AND STOCKHOLDERS' EQUITY

	2018	2017
Noninterest-bearing deposits	$ 259,184	$ 254,013
Interest-bearing deposits (Note 6)	1,214,354	1,275,024
Total deposits	1,473,538	1,529,037
Short-term borrowings (Note 8)	56,241	64,138
Long-term Federal Home Loan Bank advances (Note 9)	12,820	10,205
Accrued interest payable	665	626
Other liabilities	13,688	12,689
Total liabilities	1,556,952	1,616,695
Stockholders' equity:		
Common stock, $2 par value; 2,000,000 shares authorized, 864,000 shares issued, 819,486 and 816,798 outstanding at December 31, 2018 and 2017, respectively	1,728	1,728
Surplus	14,222	13,822
Retained earnings	205,657	191,621
Treasury stock, at cost – 44,514 and 47,202 shares at December 31, 2018 and 2017, respectively	(8,591)	(9,102)
Accumulated other comprehensive loss	(11,539)	(5,661)
Total stockholders' equity	201,477	192,408
Total liabilities and stockholders' equity	$ 1,758,429	$ 1,809,103

THE BANC ED CORP. AND SUBSIDIARY

See accompanying notes to consolidated financial statements.

1

Consolidated Statements of Income

	Years ended December 31 2018	2017
	(Dollar amounts in thousands, except per share amounts)	
Interest and dividend income:		
Interest and fees on loans (Note 4)	$ 34,134	$ 27,473
Interest and dividends on securities:		
Taxable	13,699	13,306
Exempt from federal income taxes	5,253	5,543
Interest on short-term investments	676	944
Total interest income	53,762	47,266
Interest expense:		
Interest on deposits (Note 6)	8,260	7,186
Interest on short-term borrowings (Note 8)	854	388
Interest on long-term Federal Home Loan Bank advances (Note 9)	461	197
Total interest expense	9,575	7,771
Net interest income	44,187	39,495
Credit for loan losses (Note 4)	—	(1,880)
Net interest income after credit for loan losses	44,187	41,375
Noninterest income:		
Service charges on deposit accounts	4,340	4,373
Income from fiduciary activities	4,332	4,026
Net security sale gains (Note 3)	1,116	602
Data processing revenues	1,976	2,035
Mortgage banking revenues	4,934	4,848
Other noninterest income	12,077	9,831
Total noninterest income	28,775	25,715
Noninterest expense:		
Salaries and employee benefits (Note 11)	28,804	27,835
Occupancy and equipment expense (Note 5)	7,599	7,760
Advertising	958	1,167
Legal and professional fees	1,880	1,135
Postage, printing, and supplies	529	534
FDIC assessments	565	565
Directors' fees	1,448	624
Amortization of mortgage servicing rights	1,162	1,270
Other noninterest expense	9,794	9,542
Total noninterest expense	52,739	50,432
Income before applicable income taxes	20,223	16,658
Applicable income tax expense (including impact of enacted changes in tax laws of $1,575 for December 31, 2017) (note 7)	3,866	6,043
Net income	$ 16,357	$ 10,615
Basic and diluted earnings per share, based on 817,221 and 816,739 average shares outstanding in 2018 and 2017, respectively	$ 20.02	$ 13.00

See accompanying notes to consolidated financial statements.

THE BANC ED CORP. AND SUBSIDIARY

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Consolidated Statements of Comprehensive Income

	Years ended December 31	
	2018	2017
	(Dollar amounts in thousands)	
Net income	$ 16,357	$ 10,615
Other comprehensive income (loss) before tax:		
Net unrealized gains (losses) on available-for-sale securities	(5,264)	20
Reclassification adjustment for realized gains included in noninterest income on the consolidated statements of income	(1,117)	(602)
Other comprehensive loss before tax	(6,381)	(582)
Income tax related to items of other comprehensive income (loss), net of $1,160 and $205 relating to amounts reclassified out of accumulated other comprehensive income	1,820	978
Other comprehensive income (loss), net of tax	(4,561)	396
Total comprehensive income	$ 11,796	$ 11,011

Consolidated Statements of Stockholders' Equity

Years ended December 31, 2018 and 2017

	Common Stock	Surplus	Retained Earnings	Treasury Stock	Accumulated Other Comprehensive Income (loss)	Total Stockholders Equity
	(Dollars amounts in thousands, except per share amounts)					
Balance at December 31, 2016	$1,728	$13,807	$184,478	$(9,064)	$ (6,057)	$184,892
Net income	—	—	10,615	—	—	10,615
Purchase of 513 shares for treasury	—	—	—	(116)	—	(116)
Cash dividends declared ($4.25 per share)	—	—	(3,472)	—	—	(3,472)
Stock issued for directors' fees 404 shares from treasury	—	15	—	78	—	93
Unrealized net holding gains on available-for-sale securities, net of related tax effect	—	—	—	—	396	396
Balance at December 31, 2017	1,728	13,822	191,621	(9,102)	(5,661)	192,408
Net income	—	—	16,357	—	—	16,357
Purchase of 144 shares for treasury	—	—	—	(36)	—	(36)
Cash dividends declared ($4.45 per share)	—	—	(3,638)	—	—	(3,638)
Stock issued for directors' fees – 2,832 shares from treasury	—	400	—	547	—	947
Unrealized net holding losses on available-for-sale securities, net of related tax effect	—	—	—	—	(4,561)	(4,561)
Balance at December 31, 2018	$1,728	$14,222	$205,657	$(8,591)	$ (11,539)	$201,477

See accompanying notes to consolidated financial statements.

THE BANC ED CORP. AND SUBSIDIARY

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Consolidated Statements of Cash Flow

	Years ended December 31	
	2018	2017
	(Dollar amounts in thousands)	
Cash flows from operating activities:		
Net income	$ 16,357	$ 10,615
Adjustments to reconcile net income to net cash provided by operating activities:		
Depreciation	1,838	2,047
Amortization and accretion	3,081	3,843
Amortization of intangible assets	1,162	1,270
Stock issued for directors' fees	947	93
Credit for loan losses	—	(1,880)
Deferred income tax expense	776	2,736
Net gains on security sales	(1,116)	(602)
Net cash gains on mortgage loans sold in secondary market	(1,595)	(1,979)
Capitalized mortgage servicing rights	(988)	(1,023)
Net losses (gains) on other real estate owned sales and write-downs	(2,227)	103
Decrease (increase) in accrued interest receivable	93	(388)
Increase in accrued interest payable	39	65
Mortgage loans originated for sale in secondary market	(103,095)	(109,442)
Proceeds from mortgage loans sold in secondary market	106,554	110,053
Increase in cash value of bank-owned life insurance policies	(1,082)	(1,081)
Other operating activities, net	(2,461)	2,823
Net cash provided by operating activities	18,283	17,253
Cash flows from investing activities:		
Proceeds from calls and maturities of and principal payments on available-for-sale securities	214,430	304,792
Proceeds from maturities of interest-earning time deposits in other financial institutions	245	—
Purchases of bank premise and equipment, net	295	138
Proceeds from sale of available-for-sale securities	70,186	110,257
Purchases of:		
Available-for-sale securities	(184,454)	(425,467)
Bank-owned life insurance policies	—	(1,000)
Federal Home Loan Bank stock	(250)	(310)
Redemption of Federal Home Loan Bank stock	50	—
Net increase in loans	(57,416)	(95,206)
Proceeds from sale of other real estate owned	3,382	1,834
Net cash provided by (used in) investing activities	46,468	(104,962)
Cash flows from financing activities:		
Net increase (decrease) in deposits	(55,499)	80,016
Net increase (decrease) in short-term borrowings	(7,898)	8,454
Net increase in long-term borrowings	7,000	—
Payments on long-term Federal Home Loan Bank advances	(4,384)	(3,966)
Treasury stock purchases	(36)	(116)
Dividends paid	(3,595)	(3,431)
Net cash provided by (used in) financing activities	(64,410)	80,957
Net increase (decrease) in cash and cash equivalents	341	(6,752)
Cash and cash equivalents at beginning of year	39,750	46,502
Cash and cash equivalents at end of year	$ 40,091	$ 39,750
Supplemental information:		
Cash paid for:		
Interest	$ 9,536	$ 7,706
Income taxes	2,750	1,281
Noncash transactions:		
Transfers to other real estate owned in settlement of loans	560	997
Dividends payable	942	899

THE BANC ED CORP. AND SUBSIDIARY

See accompanying notes to consolidated financial statements.

4

Notes to Consolidated Financial Statements

(Dollar amounts in thousands, except per share amounts)

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations The Banc Ed Corp. (the Company) provides a full range of banking services to individual and corporate customers throughout the St. Louis metropolitan area, through the branch network of its wholly owned subsidiary bank, TheBANK of Edwardsville (TheBANK). The Company and TheBANK are subject to competition from other financial and nonfinancial institutions providing financial products throughout the St. Louis metropolitan area. Additionally, the Company and TheBANK are subject to the regulations of certain federal and state agencies and undergo periodic examinations by those regulatory agencies.

Basis of Financial Statement Presentation The financial statements of the Company have been prepared in conformity with accounting principles generally accepted in the United States of America and general practices within the banking industry. In the normal course of business, the Company encounters two significant types of risk: economic and regulatory. Economic risk is comprised of interest rate risk, credit risk, and market risk. The Company is subject to interest rate risk to the degree that its interest-bearing liabilities reprice on a different basis than its interest-earning assets. Credit risk is the risk of default on the Company's investment or loan portfolios resulting from the borrower's inability or unwillingness to make contractually required payments. Market risk reflects changes in the value of the investment portfolio, collateral underlying loans receivable, and the value of the Company's investment in real estate.

Principles of Consolidation The consolidated financial statements include the accounts of the Company and TheBANK. All significant intercompany accounts and transactions have been eliminated in consolidation.

Basis of Accounting The Company and TheBANK utilize the accrual basis of accounting, which includes in the total of net income all revenues earned and expenses incurred, regardless of when actual cash payments are received or paid.

Comprehensive Income (Loss) The Company is also required to report comprehensive income (loss), of which net income is a component. Comprehensive income (loss) is defined as the change in equity (net assets) of a business enterprise during a period from transactions and other events and circumstances from nonowner sources, including all changes in equity during a period, except those resulting from investments by, and distributions to, owners, and cumulative effects of accounting changes recorded directly to retained earnings. The components of accumulated other comprehensive income (loss) are as follows at December 31, 2018 and 2017:

	2018	2017
Net unrealized losses on available-for-sale securities	$ (16,140)	$ (9,759)
Deferred tax effect	4,601	4,098
	$ (11,539)	$ (5,661)

Changes in Accumulated Other Comprehensive Income (AOCI) by Component Amounts reclassified from AOCI and the affected line items in the statements of income during the years ended December 31, 2018 and 2017, were as follows:

	Amounts Reclassified from AOCI 2018	2017	Affected Line Item in the Statements of Income
Net realized gains on available-for-sale securities	$ 1,116	$ 602	Noninterest income – Net security sale gains

Bank Owned Life Insurance Bank owned life insurance policies are reflected in the consolidated balance sheet at the estimated cash surrender value. Changes in the cash surrender value of these policies, as well as a portion of the insurance proceeds received, are recorded in the noninterest income in the consolidated statement of income.

THE BANC ED CORP. AND SUBSIDIARY

5

Notes to NOTE 1 – Continued Use of Estimates The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses, mortgage servicing rights, goodwill, and fair value of financial instruments. Cash and Cash Equivalents For purposes of the consolidated statements of cash flows, cash equivalents include cash and due from banks and interest-bearing deposits in other financial institutions. The deposits are held in various commercial banks, as well as the Federal Reserve and Federal Loan Home Bank of Chicago. At December 31, 2018, the Company’s cash accounts exceeded federally insured limits by approximately $1,158. Interest-bearing Time Deposits Interest-bearing deposits in banks mature within five years and are carried at cost. Earnings Per Share Basic earnings per share amounts are computed by dividing consolidated net income available to common stockholders by the weighted average number of common shares outstanding, which were 817,221 and 816,739 shares for the years ended December 31, 2018 and 2017, respectively. There are no common stock equivalents, therefore diluted earnings per share equals basic earnings per share. Investments in Securities The Company classifies its debt securities as available-for-sale at the time of purchase. Available-for-sale securities are recorded at fair value. Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and reported as a component of other comprehensive income in stockholders’ equity until realized. Transfers of securities between categories would be recorded at fair value at the date of transfer. Unrealized holding gains and losses would be recognized in earnings for any transfers into the trading category. Mortgage-backed securities represent participating interests in pools of long-term first mortgage loans originated and serviced by the issuers of the securities. Amortization of premiums and accretion of discounts for mortgage-backed securities are recognized as interest income using the interest method, which considers the timing and amount of prepayments of the underlying mortgages in estimating future cash flows for individual mortgage-backed securities. For other debt securities in the available-to-sale category, premiums and discounts are amortized or accredited over the lives of the respective securities, with consideration of historical and estimated prepayment rates, as an adjustment to yield using the interest method. Dividend and interest income are recognized when earned. Realized gains and losses from the sale of any securities classified as available-for-sale are included in earnings and are derived using the specific identification method for determining the cost of securities sold. Declines in the fair value of securities below their cost that are deemed to be other-than-temporary are reflected in operations as realized losses. In estimating other-than-temporary impairment losses, management systematically evaluates investment securities for other-than-temporary declines in fair value on a quarterly basis. The analysis requires management to consider various factors, which include the present value of the cash flows expected to be collected compared to the amortized cost of the security, the duration and magnitude of the decline in value, the financial condition of the issuer or issuers, the structure of the security, and the intent to sell the security or whether it is more likely than not that the Company would be required to sell the security before its anticipated recovery in market value. Loans Loans are stated at the principal amount of outstanding principal balances, less the allowance for loan losses and net deferred loan origination fees. Interest on loans is credited to income based on the principal amount outstanding. Loans are considered delinquent whenever interest and/or principal payments have not been received when due. The recognition of interest income is discontinued when, in management’s judgment, the interest will not be collectible in the normal course of business. Subsequent payments received on such loans are applied to principal if any doubt exists as to the collectability of such principal; otherwise, such receipts are recorded as interest income. Loans are returned to accrual status when management believes full collectability of principal and interest is expected. TheBANK considers a loan impaired when all amounts due, both principal and interest, will not be collected in accordance with the contractual terms of the loan Consolidated Financial Statements Continued (Dollar amounts in thousands, except per share amounts) THE BANC ED CORP. AND SUBSIDIARY 6

Notes to NOTE 1 – Continued agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. When measuring impairment for loans, the expected future cash flows of an impaired loan are discounted at the loan’s effective interest rate. Alternatively, impairment is measured by reference to an observable market price, if one exists, or the fair value of the collateral for a collateral-dependent loan. Loan origination fees and certain direct loan origination costs are deferred and recognized as an adjustment to interest income over the lives of the related loans using the interest method. Allowance for Loan Losses The reserve for possible losses on loans represents management’s best estimate of losses probable in the existing loan portfolio. The reserve for possible loan losses is available to absorb loan charge-offs. The reserve is increased by provisions charged to operations and is reduced by loan charge-offs less recoveries. Loans are partially or fully charged off when management believes such amounts are uncollectible, either through collateral liquidation or cash payment. Management utilizes a systematic, documented approach in determining the appropriate level of the reserve for possible loan losses. The level of the reserve reflects management’s continuing evaluation of industry concentrations; specific credit risks; loan loss experience; current loan portfolio quality; present economic, political, and regulatory conditions; and probable losses inherent in the current loan portfolio. The determination of the appropriate level of the reserve for possible loan losses inherently involves a degree of subjectivity and requires TheBANK to make significant estimates of current credit risks and future trends, all of which may undergo material changes. Changes in economic conditions affecting borrowers, new information regarding existing loans, identification of additional problem loans, and other factors, both within and outside of TheBANK’s control, may require an increase in the reserve for possible loan losses. Management believes the reserve for possible loan losses is adequate to absorb losses in the loan portfolio. While management uses available information to recognize losses on loans, future additions to the reserve may be necessary based on changes in economic conditions. Bank Premises and Equipment Bank premises and equipment are stated at cost, less accumulated depreciation. Depreciation of premises and equipment is computed over the expected lives of the assets, generally using the straight-line method. Estimated useful lives are generally 39.5 years for premises and building improvements and 3 to 15 years for furniture, fixtures, and equipment. Expenditures for major renewals and improvements of bank premises and equipment are capitalized, and those for maintenance and repairs are expensed as incurred. Bank premises and equipment and other long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. In such situations, recoverability of assets to be held and used would be measured by a comparison of the carrying amount of the assets to future net cash flows expected to be generated by the assets. If such assets were considered to be impaired, the impairment to be recognized would be measured by the amount by which the carrying amount of the assets exceeded the fair value of the assets, using observable market prices. Assets to be disposed would be reported at the lower of the carrying amount or fair value, less estimated selling costs. Other Real Estate Owned Other real estate owned represents property acquired through foreclosure, or deeded to TheBANK in lieu of foreclosure, for loans on which the borrowers have defaulted as to payment of principal and interest. Properties acquired are initially recorded at the lower of TheBANK’s carrying amount or fair value, using observable market prices (less estimated selling costs). Valuations are periodically performed by management, and an allowance for losses is established by means of a charge to noninterest expense if the carrying value of a property exceeds its fair value, less estimated selling costs. Subsequent increases in the fair value less estimated selling costs are recorded through a reversal of the allowance, but not below zero. Costs related to the development and improvement of property are capitalized, while costs relating to holding the property are expensed. Of the $53 of other real estate owned at December 31, 2018, $53 was comprised of residential real estate properties. Additionally, the Bank had $902 of mortgages in process of foreclosure at December 31, 2018. Consolidated Financial Statements Continued (Dollar amounts in thousands, except per share amounts) THE BANC ED CORP. AND SUBSIDIARY 7

Notes to NOTE 1 – Continued Goodwill The excess of the Company’s consideration given in each subsidiary acquisition transaction over the fair value of the net assets acquired is recorded as goodwill, an intangible asset on the consolidated balance sheets with an indefinite useful life. Impairment is measured as the excess of carrying value over the implied fair value of goodwill with an indefinite life. Subsequent increases in goodwill value are not recognized in the financial statements. Management evaluates goodwill impairment annually, or more frequently if impairment indicators are present. There were no impairment write-downs required in 2018 or 2017. Federal Home Loan Bank Stock Included in other assets is common stock of the Federal Home Loan Bank of Chicago, which is administered by the Federal Housing Finance Board. As a member of the Federal Home Loan Bank System, TheBANK is required to maintain a minimum investment in the capital stock of the Federal Home Loan Bank of Chicago. The stock is recorded at cost, which represents redemption value. The redemption value is based on a predetermined formula, and is evaluated for impairment. At December 31, 2018 and 2017, the carrying amount of this investment was $1,669 and $1,469, respectively. Securities Sold Under Repurchase Agreements TheBANK enters into sales of securities under agreements to repurchase at a specified future date. Such repurchase agreements are considered financing arrangements and, accordingly, the obligation to repurchase assets sold is reflected as a liability in the consolidated balance sheets. Repurchase agreements are collateralized by debt securities which are under the control of TheBANK. Income Taxes The Company and TheBANK account for income taxes in accordance with the income tax accounting guidance (ASC 740, Income Taxes). The Company and TheBANK file consolidated federal income tax returns. Applicable income taxes are computed based on reported income and expenses, adjusted for permanent differences between reported and taxable income. Penalties and interest assessed by income taxing authorities are included in income tax expense in the year assessed, unless such amounts relate to an uncertain tax position. The Company had no uncertain tax positions at December 31, 2018 and 2017. The Company uses the asset and liability method of accounting for income taxes, in which deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period which includes the enactment date. The Company has not had its consolidated federal income tax returns examined by the Internal Revenue Service for several years. The State of Illinois has examined the Company’s consolidated state income tax returns through the year ended December 31, 2016. The Company’s consolidated federal and state income tax returns are generally subject to examination by the Internal Revenue Service and State of Illinois for three years after such returns are filed. Mortgage Banking Operations TheBANK’s mortgage banking operations include the origination of long-term, fixed-rate residential mortgage loans for sale in the secondary market. Upon receipt of an application for a residential real estate loan, TheBANK generally locks in an interest rate with the applicable investor and, at the same time, locks into an interest rate with the customer. This practice minimizes TheBANK’s exposure to risk resulting from interest rate fluctuations. Upon disbursement of the loan proceeds to the customer, the loan is delivered to the applicable investor. Sales proceeds are generally received shortly thereafter. Therefore, no loans held for sale are included in TheBANK’s loan portfolio at any point in time, except those loans for which the sale proceeds have not yet been received. Such loans are maintained at the lower of cost or fair value, based on the outstanding commitments from the applicable investors for such loans. Loan origination fees are recognized upon the sale of the related loans and included in the consolidated statements of income as noninterest income from mortgage banking operations. Additionally, loan administration fees, representing income earned from servicing certain loans sold in the secondary market, are calculated on the outstanding principal balances of the loans serviced and recorded as noninterest income as earned. Mortgage servicing assets are recognized separately when rights are acquired through purchase or through sale of financial assets. Under the servicing assets and liabilities accounting guidance (ASC 860-50), servicing Consolidated Financial Statements Continued (Dollar amounts in thousands, except per share amounts) THE BANC ED CORP. AND SUBSIDIARY 8

Notes to NOTE 1 – Continued rights resulting from the sale or securitizations of loans originated by the Company are intitially measured at fair value at the date of transfer. For certain loans sold in the secondary market, TheBANK retains the rights to service such loans. At December 31, 2018 and 2017, TheBANK serviced loans totaling $620,508 and $615,821, respectively. The mortgage servicing rights are included in the consolidated financial statements and are reviewed on a quarterly basis for impairment, based on the estimated fair value of those rights. The value of mortgage servicing rights is determined based on the present value of estimated future cash flows, using assumptions as to current market discount rates, prepayment speeds, and servicing costs per loan. Mortgage servicing rights are amortized in proportion to, and over the period of, estimated net servicing income. The net unamortized balances of mortgage servicing rights were $2,428 and $2,601 at December 31, 2018 and 2017, respectively. Financial Instruments For purposes of information included in note 13 regarding disclosures about financial instruments, financial instruments are defined as cash, evidence of an ownership interest in an entity, or a contract that both (a) imposes on one entity a contractual obligation to deliver cash or another financial instrument to a second entity or to exchange other financial instruments on potentially unfavorable terms with the second entity, and (b) conveys to that second entity a contractual right to receive cash or another financial instrument from the first entity or to exchange other financial instruments on potentially favorable terms with the first entity. Fair Value Measurements The Company uses fair value measurements to determine fair value disclosures. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In determining fair value, the Company uses various methods, including market, income, and cost approaches. Based on these approaches, the Company often utilizes certain assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and/or the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable inputs. The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. Based on the observability of the inputs used in the valuation techniques, the Company is required to provide the following information according to the fair value hierarchy. Financial assets and liabilities carried at fair value will be classified and disclosed in one of the following three categories: n Level 1 – Valuations for assets and liabilities traded in active exchange markets, such as the New York Stock Exchange. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities. n Level 2 – Valuations for assets and liabilities traded in less active dealer or broker markets. Valuations are obtained from third-party pricing services for identical or similar assets or liabilities. n Level 3 – Valuations for assets and liabilities that are derived from other valuation methodologies, including option pricing models, discounted cash flow models and similar techniques, and not based on market exchange, dealer, or value assigned to such assets or liabilities. While certain assets and liabilities may be recorded at the lower of cost or fair value as described above (e.g., impaired loans, loans held for sale, other real estate owned), the only assets or liabilities recorded at fair value on a recurring basis are the Company’s investments in available-for-sale securities, which are measured at fair value using Level 2 valuation inputs. No other assets and liabilities are recorded at fair value on a recurring or nonrecurring basis. For securities valued using Level 2 inputs, the market valuations utilize several sources which include observable inputs rather than “significant unobservable inputs” and, therefore, fall into the Level 2 category, and are based upon dealer quotes, market spreads, the U.S. Treasury yield curve, trade execution data, market consensus prepayment speeds, credit information, and the bonds’ terms and conditions at the security level. Consolidated Financial Statements Continued (Dollar amounts in thousands, except per share amounts) THE BANC ED CORP. AND SUBSIDIARY 9

Notes to Consolidated Financial Statements *Continued*

(Dollar amounts in thousands, except per share amounts)

NOTE 1 – *Continued*

The following table summarizes financial instruments measured at fair value on a recurring basis as of December 31, 2018 and 2017:

	December 31, 2018			
	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Total fair value
Investments in available-for-sale securities:				
U.S. Treasury issues and obligations of U.S. government agencies and corporations	$ —	$ 489,556	$ —	$ 489,556
Obligations of states and political subdivisions	—	105,676	—	105,676
Mortgage-backed securities	—	122,570	—	122,570
Other debt securities	—	6,351	—	6,351
Equity securities	—	1,674	—	1,674
Total available-for-sale securities	$ —	$ 725,827	$ —	$ 725,827

	December 31, 2017			
	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)	Total fair value
Investments in available-for-sale securities:				
U.S. Treasury issues and obligations of U.S. government agencies and corporations	$ —	$ 561,929	$ —	$ 561,929
Obligations of states and political subdivisions	—	127,643	—	127,643
Mortgage-backed securities	—	132,838	—	132,838
Other debt securities	—	7,529	—	7,529
Equity securities	—	4,395	—	4,395
Total available-for-sale securities	$ —	$ 834,334	$ —	$ 834,334

Treasury Stock Treasury stock is stated at cost and represents common stock shares repurchased. Cost of shares retired or reissued is determined by the first-in, first-out method.

Future Change in Accounting Principles The Financial Accounting Standards Board issued Accounting Standards Update (ASU) No. 2016-13, *Financial Instruments – Credit Losses (topic 326).* The ASU introduces a new credit loss model, the current expected credit loss model (CECL), which requires earlier recognition of credit losses, while also providing additional transparency about credit risk.

The CECL model utilizes a lifetime "expected credit loss" measurement objective for the recognition of credit losses for loans, held to maturity securities and other receivables at the time the financial asset is originated or acquired. The expected credit losses are adjusted each period for changes in the expected lifetime credit losses. For available-for-sale securities where fair value is less than cost, credit-related impairment, if any, will be recognized in an allowance for credit losses and adjusted each period for changes in expected credit risk. This model replaces the multiple existing impairment models, which generally require that a loss be incurred before it is recognized.

THE BANC ED CORP. AND SUBSIDIARY

10

Notes to Consolidated Financial Statements *Continued*

(Dollar amounts in thousands, except per share amounts)

NOTE 1 – *Continued*

The CECL model represents a significant change from existing practice and may result in material changes to the Company's accounting for financial instruments. The Company is evaluating the effect ASU 2016-13 will have on its consolidated financial statements and related disclosures. The impact of the ASU will depend upon the state of the economy and the nature of our portfolios at the date of adoption. The new standard is effective for annual and interim periods beginning after December 15, 2021.

NOTE 2 – CASH AND DUE FROM BANKS

TheBANK is required to maintain certain daily reserve balances on hand in accordance with regulatory requirements. The reserve balances maintained in accordance with such requirements at December 31, 2018 and 2017 were approximately $3,799 and $3,925, respectively.

NOTE 3 – INVESTMENTS IN AVAILABLE-FOR-SALE SECURITIES

The amortized cost, gross unrealized gains and losses, and estimated fair value of securities classified as available-for-sale at December 31, 2018 and 2017 are as follows:

2018	Amortized cost	Gross unrealized gains	Gross unrealized losses	Estimated fair value
U.S. Treasury issues and obligations of U.S. government agencies and corporations	$ 500,843	$ —	$ (11,287)	$ 489,556
Obligations of states and political subdivisions	106,413	520	(1,257)	105,676
Mortgage-backed securities	126,448	—	(3,878)	122,570
Other debt securities	6,575	—	(224)	6,351
Equity securities	1,688	81	(95)	1,674
	$ 741,967	$ 601	$ (16,741)	$ 725,827

2017	Amortized cost	Gross unrealized gains	Gross unrealized losses	Estimated fair value
U.S. Treasury issues and obligations of U.S. government agencies and corporations	$ 570,700	$ 48	$ (8,819)	$ 561,929
Obligations of states and political subdivisions	127,391	1,128	(876)	127,643
Mortgage-backed securities	135,397	1	(2,560)	132,838
Other debt securities	7,579	23	(73)	7,529
Equity securities	3,026	1,432	(63)	4,395
	$ 844,093	$ 2,632	$ (12,391)	$ 834,334

The amortized cost and estimated fair value of securities classified as available-for-sale at December 31, 2018, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because certain issuers have the right to call or prepay obligations with or without prepayment penalties.

	Amortized cost	Estimated fair value
Due one year or less	$ 102,923	$ 102,923
Due one year through five years	451,318	441,123
Due five years through ten years	58,267	56,786
Due after ten years	1,323	1,261
Mortgage-backed securities	126,448	122,570
Equity securities	1,688	1,674
	$ 741,967	$ 725,827

THE BANC ED CORP. AND SUBSIDIARY

11

Notes to Consolidated Financial Statements *Continued*

(Dollar amounts in thousands, except per share amounts)

NOTE 3 – *Continued*

Certain investments in debt (and marketable equity) securities are reported in the financial statements at an amount less than their historical cost. Total fair value of these investments at December 31, 2018 and 2017 was $689,099 and $751,257, which is approximately 95% and 89%, respectively, of the Company's available-for-sale investment portfolio. These declines primarily resulted from recent increases in market interest rates. Provided below is a summary of available-for-sale securities which were in an unrealized loss position at December 31, 2018 and 2017:

	Less than 12 months		12 months or more		Total	
2018	Estimated fair value	Unrealized losses	Estimated fair value	Unrealized losses	Estimated fair value	Unrealized losses
U.S. Treasury issues and obligations of U.S. government agencies and corporations	$19,023	$ (132)	$470,533	$ (11,155)	$ 489,556	$ (11,287)
Obligations of states and political subdivisions	11,993	(85)	56,955	(1,172)	68,948	(1,257)
Mortgage-backed securities	14,327	(147)	108,243	(3,731)	122,570	(3,878)
Other debt securities	679	(30)	5,672	(194)	6,351	(224)
Equity securities	1,674	(95)	—	—	1,674	(95)
	$ 47,696	$ (489)	$641,403	$ (16,252)	$ 689,099	$ (16,741)

	Less than 12 months		12 months or more		Total	
2017	Estimated fair value	Unrealized losses	Estimated fair value	Unrealized losses	Estimated fair value	Unrealized losses
U.S. Treasury issues and obligations of U.S. government agencies and corporations	$297,126	$ (3,021)	$248,526	$ (5,798)	$ 545,652	$ (8,819)
Obligations of states and political subdivisions	52,266	(557)	14,061	(319)	66,327	(876)
Mortgage-backed securities	55,477	(619)	75,609	(1,941)	131,086	(2,560)
Other debt securities	3,797	(73)	—	—	3,797	(73)
Equity securities	4,395	(63)	—	—	4,395	(63)
	$413,061	$ (4,333)	$338,196	$ (8,058)	$ 751,257	$ (12,391)

The obligations of U.S. government agencies and corporations and mortgage-backed securities with unrealized losses are primarily issued from and guaranteed by the Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, U.S. Treasuries or Federal Home Loan Bank. Obligations of states and political subdivisions in an unrealized loss position are primarily comprised of municipal bonds with adequate credit ratings, underlying collateral, and/or cash flow projections. The unrealized losses associated with these securities are not believed to be attributed to credit quality, but rather to changes in interest rates and temporary market movements. In addition, the Company does not intend to sell the securities with unrealized losses, and it is not more likely than not that the Company will be required to sell these securities before recovery of their amortized cost bases, which may be at maturity.

The carrying value of debt securities pledged as collateral to secure public funds, securities sold under repurchase agreements, certain short- and long-term borrowings, and for other purposes amounted to approximately $479,107 and $491,984 at December 31, 2018 and 2017, respectively. The carrying value of debt securities pledged as collateral to secure the securities sold under repurchase agreements amounted to approximately $68,956 and $72,268 at December 31, 2018 and 2017, respectively. The amount of letters of credit pledged from the Federal Home Loan Bank of Chicago amounted to $0 and $40,000 at December 31, 2018 and 2017, respectively. These letters of credit served as additional collateral to secure public funds.

During 2018 and 2017, certain available-for-sale securities were sold for proceeds totaling $70,186 and $110,257, respectively, resulting in gross gains of $1,601 and $773, respectively, and gross losses of $485 and $171, respectively.

THE BANC ED CORP. AND SUBSIDIARY

12

Notes to Consolidated Financial Statements *Continued*

(Dollar amounts in thousands, except per share amounts)

NOTE 4 – LOANS

The composition of the loan portfolio at December 31, 2018 and 2017 is as follows:

	2018	2017
Commercial:		
Real estate	$ 358,813	$ 318,095
Other	204,714	210,629
Real estate:		
Construction	77,020	57,488
Residential	234,255	232,562
Consumer	24,833	23,913
	899,635	842,687
Less: Net deferred loan fees	(66)	(1)
Allowance for loan losses	(12,768)	(12,741)
Net Loans	$ 886,801	$ 829,945

TheBANK grants commercial, industrial, residential, and consumer loans throughout Madison and St. Clair counties in Illinois, and St. Louis County and St. Charles County in Missouri. TheBANK does not have any particular concentration of credit in any one economic sector, except that a substantial portion of the portfolio is concentrated in and secured by real estate in the four-county area. The ability of TheBANK's borrowers to honor their contractual obligations is dependent upon the local economy and its effect on the real estate market. Included in consumer loans are overdrafts of $326 and $249 at December 31, 2018 and 2017, respectively.

The following describe the risk characteristics relevant to each of the portfolio segments:

Commercial Real Estate Commercial real estate loans are secured by various commercial property types, a majority of which are owner-occupied and in TheBANK's market area. TheBANK originates commercial real estate loans with a typical term of three or five years with an adjustable rate feature generally tied to the three- or five-year U.S. Treasury bill index or the prime commercial rate as quoted by *The Wall Street Journal*. These loans are typically amortized over 15 or 20 years. Strict underwriting standards are in place that include, but are not limited to, independent appraisals, cash flow analyses, creditworthiness, experience, and management. Credit risk in these loans may be impacted by the creditworthiness of a borrower, property values and the local economies in the Company's market areas.

Commercial - Other Commercial business loans vary in type and include secured and unsecured commercial business loans for the purpose of financing equipment acquisition, expansion, working capital, and other general business purposes. The terms of these loans are generally for less than seven years. The loans are either negotiated on a fixed-rate basis or carry variable interest rates indexed to the prime commercial rate as quoted by *The Wall Street Journal* or the one- three-, or five-year U.S. Treasury bill. Commercial credit decisions are based upon a complete credit review of the borrower. A determination is made as to the borrower's ability to repay in accordance with the proposed loan terms, as well as an overall assessment of the credit risks involved. Personal guarantees of borrowers are generally required. In evaluating a commercial business loan, TheBANK considers debt service capabilities, actual and projected cash flows, and the borrower's inherent industry risks. Credit risk in these loans may be impacted by the creditworthiness of a borrower, property values and the local economies in the Company's market areas.

Real Estate - Construction Construction lending generally involves a greater degree of risk than TheBANK's other real estate lending. The construction phase of a loan generally lasts nine months. As with TheBANK's other loan types, the underwriting standards validate proper loan-to-value coverage and the borrower's ability to service the debt. Prior to approval of the construction loan, TheBANK ensures the borrower has the approval, capacity, and wherewithal to handle the permanent financing. Credit risk in these loans may be impacted by the creditworthiness of a borrower, property values and the local economies in the Company's market areas.

THE BANC ED CORP. AND SUBSIDIARY

13

Notes to NOTE 4 - Continued Consolidated Financial Statements Continued Real Estate - Residential Residential real estate loans are predominantly collateralized by properties located in TheBANK’s market area. TheBANK adheres to strict underwriting standards that have been reviewed by the Board of Directors and the banking regulators. The underwriting standards include, but are not limited to, repayment capacity, creditworthiness, proper loan-to-value coverage, and correct lien positions supported by title policies. Credit risk in these loans may be impacted by the creditworthiness of a borrower, property values and the local economies in the Company’s market areas. Multifamily real estate loans are generally secured by apartment buildings and rental properties. Multifamily real estate loans are typically offered with interest rates that adjust after one, three, or five years. The interest rate adjustments are tied to either a U.S. Treasury bill index or to the prime commercial rate as quoted by The Wall Street Journal. When originating multifamily real estate loans, TheBANK evaluates the qualifications and financial condition of the borrower, profitability, and expertise, as well as the value and condition of the mortgaged property securing the loans. TheBANK also considers the financial resources of the borrower, the borrower’s experience in owning and managing similar properties, the cash flow the property generates (i.e., the gross rental income minus associated expenses), and the debtor’s global obligations to determine sustainable repayment capacity. Multifamily real estate loans are carefully underwritten to ensure proper valuation of the property, as well as the ability to service the debt. Home equity lines of credit are designed for owner-occupied homes. These are typically junior liens, and thus TheBANK pays particular attention to the loan-to-value coverage and the debt service capacity of the borrower. Typical underwriting standards are followed to ensure safe and sound lending. Consumer Consumer loans are underwritten in a manner that verifies the borrower’s capacity to pay, credit-worthiness, and proper valuation of the collateral. The structure of the loan is dependent on the purpose and collateral being pledged as security. Credit risk in these loans may be impacted by the creditworthiness of a borrower, property values and the local economies in the Company’s market areas. The aggregate amount of loans to executive officers and directors and loans made for the benefit of executive officers and directors was $3,414 and $3,802 at December 31, 2018 and 2017, respectively. Such loans were made in the normal course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility. A summary of activity for loans to executive officers and directors for the year ended December 31, 2018 is as follows: (Dollar amounts in thousands, except per share amounts) Balance, December 31, 2017 New loans made Payments received Balance, December 31, 2018 $ 3,802 470 (858) $ 3,414 THE BANC ED CORP. AND SUBSIDIARY 14

Notes to Consolidated Financial Statements *Continued*

(Dollar amounts in thousands, except per share amounts)

NOTE 4 – *Continued*

Following is an analysis of the reserve for possible loan losses by loan type and loans that have been specifically evaluated or evaluated in the aggregate at December 31, 2018 and 2017:

2018	Commercial real estate	Commercial other	Real estate construction	Residential real estate	Consumer	Unallocated	Total
Allowance for loan losses:							
Beginning balance	$ 3,842	$ 1,502	$ 1,455	$ 2,666	$ 248	$ 3,028	$ 12,741
Charge-offs	(154)	(227)	—	(194)	(131)	—	(706)
Recoveries	35	523	64	90	21	—	733
Provision (Credit)	301	(938)	(213)	(663)	(8)	1,521	—
Ending balance	$ 4,024	$ 860	$ 1,306	$ 1,899	$ 130	$ 4,549	$ 12,768
Reserve allocations:							
Individually evaluated for impairment	$ —	$ 130	$ 106	$ 475	$ —	$ —	$ 711
Collectively evaluated for impairment	4,024	730	1,200	1,424	130	4,549	12,057
Ending balance	$ 4,024	$ 860	$ 1,306	$ 1,899	$ 130	$ 4,549	$ 12,768
Loans:							
Individually evaluated for impairment	$ 331	$ 130	$ 520	$ 2,498	$ 16	$ —	$ 3,495
Collectively evaluated for impairment	358,482	204,584	76,500	231,757	24,817	—	896,140
Ending balance	$ 358,813	$ 204,714	$ 77,020	$ 234,255	$ 24,833	$ —	$ 899,635

2017	Commercial real estate	Commercial other	Real estate construction	Residential real estate	Consumer	Unallocated	Total
Allowance for loan losses:							
Beginning balance	$ 2,200	$ 2,109	$ 1,307	$ 2,978	$ 217	$ 6,899	$ 15,710
Charge-offs	(142)	(198)	(255)	(635)	(202)	(1)	(1,433)
Recoveries	31	9	152	53	17	—	344
Provision (Credit)	1,753	(500)	251	270	216	(3,870)	(1,880)
Ending balance	$ 3,842	$ 1,502	$ 1,455	$ 2,666	$ 248	$ 3,028	$ 12,741
Reserve allocations:							
Individually evaluated for impairment	$ —	$ 88	$ —	$ 104	$ 6	$ —	$ 198
Collectively evaluated for impairment	3,842	1,414	1,455	2,562	242	3,028	12,543
Ending balance	$ 3,842	$ 1,502	$ 1,455	$ 2,666	$ 248	$ 3,028	$ 12,741
Loans:							
Individually evaluated for impairment	$ 1,881	$ 638	$ 246	$ 1,409	$ 15	$ —	$ 4,189
Collectively evaluated for impairment	316,214	209,991	57,242	231,153	23,898	—	838,498
Ending balance	$ 318,095	$ 210,629	$ 57,488	$ 232,562	$ 23,913	$ —	$842,687

The unallocated amounts in the above tables represent qualitative factors, including local and national economic trends, that have not been specifically allocated to the portfolio segments.

THE BANC ED CORP. AND SUBSIDIARY

15

Notes to Consolidated Financial Statements *Continued*

(Dollar amounts in thousands, except per share amounts)

NOTE 4 – *Continued*

A summary of impaired loans by type for the years ended December 31, 2018 and 2017 is as follows:

2018	Unpaid principal balance	Recorded investment with no reserve	Recorded investment with reserve	Total recorded investment	Related reserve	Average recorded investment	Interest income recognized
Commercial:							
Real estate	$ 834	$ 331	$ —	$ 331	$ —	$ 1,027	$ —
Other	131	—	130	130	130	402	1
Real estate:							
Construction	520	—	520	520	106	153	—
Residential	2,622	861	1,637	2,498	475	1,613	41
Consumer	37	16	—	16	—	14	—
	$ 4,144	$ 1,208	$ 2,287	$ 3,495	$ 711	$ 3,209	$ 42

2017	Unpaid principal balance	Recorded investment with no reserve	Recorded investment with reserve	Total recorded investment	Related reserve	Average recorded investment	Interest income recognized
Commercial:							
Real estate	$ 2,387	$ 1,881	$ —	$ 1,881	$ —	$ 2,521	$ 73
Other	665	550	88	638	88	853	41
Real estate:							
Construction	296	246	—	246	—	492	(29)
Residential	1,599	1,023	386	1,409	104	1,132	(3)
Consumer	22	4	11	15	6	22	1
	$ 4,969	$ 3,704	$ 485	$ 4,189	$ 198	$ 5,020	$ 83

Following is a summary of past-due loans by type and number of days delinquent at December 31, 2018 and 2017:

2018	30-59 days past due	60-89 days past due	Greater than 90 days past due	Total past due	Current	Total loans	Recorded investments> 90 days past due and accruing
Commercial:							
Real estate	$ 1,795	$ 530	$ 679	$ 3,004	$355,809	$358,813	$ 348
Other	237	172	12	421	204,293	204,714	—
Real estate:							
Construction	73	—	520	593	76,427	77,020	—
Residential	1,929	624	2,129	4,682	229,573	234,255	383
Consumer	78	5	12	95	24,738	24,833	11
	$ 4,112	$ 1,331	$ 3,532	$ 8,795	$890,840	$899,635	$ 742

2017	30-59 days past due	60-89 days past due	Greater than 90 days past due	Total past due	Current	Total loans	Recorded investments> 90 days past due and accruing
Commercial:							
Real estate	$ 328	$ —	$ 1,431	$ 1,759	$316,336	$318,095	$ 555
Other	285	—	183	468	210,161	210,629	17
Real estate:							
Construction	296	—	246	542	56,946	57,488	—
Residential	1,385	154	1,664	3,203	229,359	232,562	92
Consumer	137	20	8	165	23,748	23,913	1
	$ 2,431	$ 174	$ 3,532	$ 6,137	$836,550	$842,687	$ 665

THE BANC ED CORP. AND SUBSIDIARY

16

Notes to Consolidated Financial Statements *Continued*

(Dollar amounts in thousands, except per share amounts)

NOTE 4 – *Continued*

Following is a summary of loans on nonaccrual status by type at December 31, 2018 and 2017:

	2018	2017
Commercial:		
Real estate	$ 331	$ 876
Other	12	166
Real estate:		
Construction	520	246
Residential	1,746	1,572
Consumer	1	7
	$ 2,610	$ 2,867

TheBANK categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt, including current financial information, historical payment experience, collateral support, credit documentation, public information, and current economic trends, among other factors. TheBANK analyzes loans individually on a continuous basis by classifying the loans as to credit risk. the company evaluates the loan risk grading systems definitions and allowance for loan loss methodology on an ongioing basis. No significant changes were made to either during the past year. TheBANK uses the following definitions for risk ratings:

- Watch – Loans classified as watch have potential weaknesses that deserve management's close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of TheBANK's credit position at some future date.
- Substandard – Loans classified as substandard are inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that TheBANK will sustain some loss if the deficiencies are not corrected.
- Doubtful – Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing factors, conditions, and values, highly questionable and improbable.

Loans not meeting the criteria above that are analyzed individually as part of the above-described process are considered pass-rated loans.

The following table presents the credit risk profile of TheBANK's loan portfolio based on rating categories. The table excludes purchased impaired loans and troubled debt restructurings. Balances as of December 31, 2018 and 2017 are:

	2018					
Grade	Commercial real estate	Commercial other	Real estate construction	Residential real estate	Consumer	Total
Pass	$353,381	$ 189,201	$ 75,343	$220,628	$ 24,717	$ 863,270
Watch	5,031	15,424	75	9,394	112	16,985
Substandard	401	89	1,602	4,233	4	7,248
Doubtful	—	—	—	—	—	—
Total	$358,813	$ 204,714	$ 77,020	$ 234,255	$ 24,833	$ 899,635

	2017					
Grade	Commercial real estate	Commercial other	Real estate construction	Residential real estate	Consumer	Total
Pass	$307,969	$ 207,888	$ 56,932	$221,949	$ 23,716	$ 818,454
Watch	8,164	1,842	166	6,660	153	16,985
Substandard	1,962	899	390	3,953	44	7,248
Doubtful	—	—	—	—	—	—
Total	$318,095	$ 210,629	$ 57,488	$ 232,562	$ 23,913	$ 842,687

THE BANC ED CORP. AND SUBSIDIARY

17

Notes to Consolidated Financial Statements *Continued*

(Dollar amounts in thousands, except per share amounts)

NOTE 4 – *Continued*

TheBANK seeks to assist customers that are experiencing financial difficulty by renegotiating loans within lending regulations and guidelines. A loan modification is considered a troubled debt restructuring when a concession has been granted to a borrower experiencing financial difficulties. TheBANK's modifications generally include interest rate adjustments and amortization and maturity date extensions. These modifications allow the borrowers short-term cash relief to allow them to improve their financial condition. TheBANK's troubled debt restructured loans are considered impaired and are individually evaluated for impairment as part of the reserve for possible loan losses as described above. The following table presents information regarding loan modifications during the years ended December 31, 2018 and 2017 which met the definition of troubled debt restructurings:

	Year ended December 31, 2018			Year ended December 31, 2017		
	Number of loans	Pre-modification outstanding recorded balance	Post-modification outstanding recorded balance	Number of loans	Pre-modification outstanding recorded balance	Post-modification outstanding recorded balance
Commercial:						
Real estate	—	$ —	$ —	—	$ —	$ —
Other	1	133	133	—	—	—
Real estate:						
Construction	—	—	—	—	—	—
Residential	—	—	—	1	191	191
Consumer	—	—	—	—	—	—
	1	$ 133	$ 133	1	$ 191	$ 191

The modification for 2018 and 2017 resulted in a change in payment terms. No restructured loans defaulted during the years ended December 31, 2018 and 2017 within twelve months of their restructuring. TheBANK also had no commitments to extend additional credit on any troubled debt restructured loans at December 31, 2018 or 2017.

NOTE 5 – BANK PREMISES AND EQUIPMENT

A summary of bank premises and equipment at December 31, 2018 and 2017 is as follows:

	2018	2017
Land	$ 8,664	$ 9,488
Buildings and improvements	39,339	39,331
Furniture, fixtures, and equipment	21,548	24,278
	69,551	73,097
Less accumulated depreciation	41,717	43,130
	$ 27,834	$ 29,967

Amounts charged to noninterest expense for depreciation aggregated $1,838 and $2,047 for the years ended December 31, 2018 and 2017, respectively.

TheBANK leases certain premises and equipment under noncancelable operating lease agreements that expire at various dates through 2032. Minimum rental commitments under these noncancelable operating lease agreements at December 31, 2018, for each of the next five years, and in the aggregate, are as follows:

Year ending December 31:	Operating Leases
2019	$ 607
2020	593
2021	590
2022	464
2023	387
After 2023	555
Total minimum lease payments required	$ 3,196

TheBANK also leases certain equipment under agreements that are cancelable with 30 to 90 day notice. Total rent expense for 2018 and 2017 was $646 and $636, respectively.

THE BANC ED CORP. AND SUBSIDIARY

18

Notes to Consolidated Financial Statements *Continued*

(Dollar amounts in thousands, except per share amounts)

NOTE 6 – DEPOSITS

A summary of interest-bearing deposits at December 31, 2018 and 2017 is as follows:

	2018	2017
Interest-bearing transaction accounts	$ 830,034	$ 867,566
Savings	102,622	92,772
Time deposits	281,698	314,686
	$ 1,214,354	$ 1,275,024

Deposits of executive officers and directors and their related interests totaled $16,107 and $17,381 at December 31, 2018 and 2017, respectively.

Interest expense on deposits for the years ended December 31, 2018 and 2017 is summarized as follows:

	2018	2017
Interest-bearing transaction accounts	$ 3,496	$ 2,983
Savings	50	47
Time deposits	4,714	4,156
	$ 8,260	$ 7,186

Time deposits meeting or exceeding the FDIC insurance limit of $250 totaled $19,948 and $31,442 at December 31, 2018 and 2017, respectively. Following are the maturities of time deposits for each of the next five years and in the aggregate at December 31, 2018:

Year ending December 31:	
2019	$ 125,364
2020	57,374
2021	49,521
2022	25,913
2023	21,970
Thereafter	1,556
	$ 281,698

NOTE 7 – INCOME TAXES

The components of income tax expense for the years ended December 31, 2018 and 2017 are as follows:

	2018	2017
Current:		
Federal	$ 2,103	$ 2,611
State	987	696
Deferred	776	1,161
Effect of tax rate changes on deferred taxes	—	1,575
	$ 3,866	$ 6,043

A reconciliation of expected income tax expense computed by applying the federal statutory rate of 21% in 2018 and 34% in 2017 to income before applicable income taxes, for the years ended December 31, 2018 and 2017, is as follows:

	2018	2017
Expected statutory federal income tax	$ 4,247	$ 5,664
Tax-exempt interest and dividend income	(952)	(1,706)
Bank-owned life insurance policies	(227)	(368)
State tax, net of related federal benefit	780	459
Effect of tax rate changes on deferred taxes	—	1,575
Other, net	18	419
	$ 3,866	$ 6,043

THE BANC ED CORP. AND SUBSIDIARY

19

Notes to Consolidated Financial Statements *Continued*

(Dollar amounts in thousands, except per share amounts)

NOTE 7 – *Continued*

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31, 2018 and 2017 are presented below:

	2018	2017
Deferred tax assets:		
Reserve for possible loan losses	$ 3,639	$ 3,632
Deferred compensation	963	740
Other real estate owned	—	260
Available-for-sale securities	4,601	2,782
Other deferred assets	167	14
Total deferred tax assets	9,370	7,428
Deferred tax liabilities:		
Premises and equipment	(912)	(912)
Mortgage servicing rights	(137)	(738)
Investment gains deferred for tax reporting purposes	(692)	(408)
Other deferred liabilities	(1,740)	(524)
Total deferred tax liabilities	(3,481)	(2,582)
Net deferred tax assets	$ 5,889	$ 4,846

The Company is required to provide a valuation reserve on deferred tax assets when it is more likely than not that some portion of the assets will not be realized. The Company has not established a valuation reserve at December 31, 2018 and 2017, due to management's belief that all criteria for recognition have been met, including the existence of a history of taxes paid sufficient to support the realization of deferred tax assets.

On December 22, 2017, the United State enacted tax reform legislations through the *Tax Cuts and Jobs Act*, which significantly changes the existing U.S tax laws, including a reduction in the corporate tax rate from 34% to 21%, as well as other changes. As a result of enactment of the legislation, the Company incurred additional one-time income tax expense of $ 1,575 during the fourth quarter of fiscal 2017, primarily related to the remeasurement of certain deferred tax assets and liabilities.

NOTE 8 – SHORT-TERM BORROWINGS

Short-term borrowings consist of the following at December 31, 2018 and 2017:

	2018	2017
Funds purchased	$ —	$ 4,000
Securities sold under repurchase agreements	56,241	60,138
	$ 56,241	$ 64,138

TheBANK may purchase funds on a daily basis from other financial institutions to satisfy short–term liquidity needs. TheBANK also sells securities under agreements to repurchase. Securities sold under repurchase agreements are collateralized by U.S Treasury securities and obligations of U.S government agencies and corporations with a net carrying value at December 31, 2018 and 2017 of $68,956 and $72,268, respectively. The agreements at December 31, 2018 mature every three months.

The average balances, weighted average interest rates paid, and maximum month-end amounts outstanding for the years ended December 31, 2018 and 2017, and the average rates at each year-end for funds purchased and securities sold under repurchase agreements are as follows:

	2018	2017
Average balance	$ 64,882	$ 59,103
Weighted average interest rate paid during the year	1.60%	0.67%
Maximum amount outstanding at any month-end	$ 85,584	$ 67,407
Average rate at end of year	1.73%	0.94%

The Company may be required to provide additional collateral securing the borrowings in the event of principal pay downs, a decrease in the market value of pledged securities, etc. The Company mitigates this risk by monitoring the market value and liquidity of the collateral and ensuring that it holds a sufficient level of eligible securities to cover potential increases in collateral requirements.

THE BANC ED CORP. AND SUBSIDIARY

20

Notes to Consolidated Financial Statements
Continued

(Dollar amounts in thousands, except per share amounts)

NOTE 9 – LONG-TERM FEDERAL HOME LOAN BANK ADVANCES

At December 31, 2018 and 2017, TheBANK had fixed-rate advances outstanding with the Federal Home Loan Bank of Chicago, maturing as follows:

	2018	2017
Due in 2020		
Advances	$ 6,173	$ 10,205
Weighted average interest rate	1.64%	1.64%
Due in 2023		
Advances	$ 6,647	$ —
Weighted average interest rate	3.04%	—

At December 31, 2018, TheBANK maintained a line of credit with the Federal Home Loan Bank of Chicago in the amount of $108,618. TheBANK had an outstanding note balance of $12,820, leaving availability under this line in the amount of $95,798. Federal Home Loan Bank of Chicago advances are secured under a blanket agreement which assigns all Federal Home Loan Bank of Chicago stock, and one- to four-family mortgage loans and certain commercial loans totaling $168,661.

NOTE 10 – NOTES PAYABLE

In 2017, the Company maintained a revolving line of credit note payable agreement with an unaffiliated financial institution. At December 31, 2017, this revolving line of credit note payable had a maximum availability of $15,000, and required quarterly interest payments at a variable rate of the one-month London Interbank Operating Rate plus 2.50%. This line was not used in 2018 and 2017. This line matured on June 27, 2018 and was not renewed.

The revolving line of credit note payable was secured by all of the common stock of TheBANK, with a book value of $188,763 at December 31, 2017, and included certain restrictions that, among other things, specify minimum levels for capital. Any of the financial covenants could be waived at the discretion of the lending institution. Company management did not believe the financial covenants would restrict its future operations.

NOTE 11 – EMPLOYEE BENEFIT PLANS

The Company maintains defined contribution 401(k) and profit sharing plans to provide retirement benefits to substantially all of its employees. All employees meeting certain age and service requirements are eligible to participate in the plans. Under the 401(k) plan, the Company may make discretionary matching contributions to the plan, up to 50% of the amount of employee contributions, subject to certain limitations. Under the profit sharing plan, the Company may make additional discretionary contributions. Total contributions made by the Company under these plans were $1,377 and $1,413 for the years ended December 31, 2018 and 2017, respectively.

TheBANK has purchased single-premium split-dollar life insurance policies to provide life insurance benefits for certain officers. Under the terms of the split-dollar agreements, death benefits are payable to both TheBANK and the respective officer's beneficiary. Each life insurance policy has a cash surrender value feature that allows the TheBANK to receive an amount upon cancellation or lapse of the policy. The cash surrender value increases monthly, based upon an interest factor (net of mortality), administration, and early termination costs that are inherent in the contracts. TheBANK has also purchased single-premium life insurance policies to offset a portion of other employee benefits costs. Each life insurance policy has a cash surrender value feature that allows TheBANK to receive an amount in cash upon cancellation or lapse of the policy. The cash surrender value increases monthly, based upon an interest factor (net of mortality), administration, and early termination costs that are inherent in the contracts. As of December 31, 2018 and 2017, the benefits payable to officers' beneficiaries were $2,892 and $2,743, respectively.

In 2005, TheBANK entered into a deferred compensation phantom stock agreement with an executive officer in which the executive officer could defer a portion of his annual salary and bonus, up to $100 per year, which TheBANK would match 25%, with the total amount of the deferred compensation and matching contribution invested in imaginary shares of the Company at the fair value of such shares at the time of the imaginary purchase. The phantom stock units were then valued annually based on the fair value of the Company's outstanding shares. The total amount of the salary deferred in 2018 and 2017 was $0, as the executive officer retired in 2015. At December 31, 2018 and 2017, the deferred compensation liability included in other liabilities in the Company's consolidated balance sheet was $741 and $1,066, respectively.

THE BANC ED CORP. AND SUBSIDIARY

21

Notes to Consolidated Financial Statements *Continued*

(Dollar amounts in thousands, except per share amounts)

NOTE 11 – *Continued*

In 2017, TheBANK adopted a salary continuation plan for certain key personnel. TheBANK is accruing the liability on an annual basis, so the amounts due to those executives is fully accrued at retirement. The amounts will be paid out post retirement over a ten year period. The charge to expense for the plan was $538 and $380 for 2018 and 2017, respectively, as the remaining $615 was rolled over from a previous plan in 2017. The liability of $1,533 and $995 at December 31, 2018 and 2017, respectively, relating to the plan is included in other liabilities on the balance sheet.

NOTE 12 – LITIGATION

During the normal course of business, various legal claims have arisen which, in the opinion of management, will not result in any material liability to the Company.

NOTE 13 – DISCLOSURES ABOUT FINANCIAL INSTRUMENTS

TheBANK issues financial instruments with off-balance sheet risk in the normal course of the business of meeting the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit and may involve, to varying degrees, elements of credit risk in excess of the amounts recognized in the consolidated balance sheets. The contractual amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. TheBANK uses the same credit policies in making commitments and conditional obligations as it does for financial instruments included on the balance sheets. Following is a summary of the Company's off-balance sheet financial instruments at December 31, 2018 and 2017:

	2018	2017
Financial instruments for which contractual amounts represent:		
Commitments to extend credit	$ 203,385	$ 190,800
Standby letters of credit	1,019	2,941
	$ 204,404	$ 193,741

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Of the total commitments to extend credit, fixed-rate loan commitments were $60,181 and $71,161 at December 31, 2018 and 2017, respectively. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since certain of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. TheBANK evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by TheBANK upon extension of credit, is based on management's credit evaluation of the borrower. Collateral held varies, but is generally residential or income-producing commercial property or equipment on which TheBANK generally has a superior lien.

Standby letters of credit are conditional commitments issued by TheBANK to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements and, historically, have not been drawn upon. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

NOTE 14 – REGULATORY MATTERS

As of December 31, 2018 TheBANK is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possible additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on TheBANK's consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, TheBANK must meet specific capital guidelines that involve quantitative measures of the TheBANK's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. TheBANK's capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

THE BANC ED CORP. AND SUBSIDIARY

22

Notes to Consolidated Financial Statements *Continued*

(Dollar amounts in thousands, except per share amounts)

NOTE 14 – *Continued*

Quantitative measures established by regulation to ensure capital adequacy require TheBANK to maintain minimum amounts and ratios (set forth in the table below) of Total capital (as defined in the regulations), Tier 1 capital (as defined), and Common Equity Tier 1 capital (as defined) to risk-weighted assets (as defined), and of Tier 1 capital to average assets (as defined). TheBANK management believes, as of December 31, 2018, that TheBANK meets all capital adequacy requirements to which it is subject. As of December 31, 2017, the company and TheBANK were subject to various capital requirements.

As of December 31, 2018, the most recent notification from applicable regulatory authorities categorized TheBANK as well-capitalized under the regulatory framework for prompt corrective action. To be categorized as a well-capitalized bank, TheBANK must maintain minimum Total risk-based, Tier 1 risk-based, Common Equity Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table below. There are no conditions or events since those notifications that Company management believes have changed the category of TheBANK.

The actual capital amounts and ratios for the Company on a consolidated basis as of December 31, 2017, and TheBANK on a stand-alone bank basis at December 31, 2018 and 2017, are presented in the following table:

	Actual		For Capital Adequacy Purposes		To Be a Well-Capitalized Bank Under Prompt Corrective Action Provision	
	Amount	Ratio	Amount	Ratio	Amount	Ratio
2018						
Total capital (to risk-weighted assets):						
TheBANK	$ 216,415	18.18%	$ 95,232	≥8.0%	$ 119,040	≥10.0%
Tier 1 capital (to risk-weighted assets):						
TheBANK	$203,647	17.10%	$ 71,455	≥6.0%	$ 95,273	≥8.0%
Common equity Tier 1 capital (to risk-weighted assets):						
TheBANK	$203,647	17.10%	$ 53,591	≥4.5%	$ 77,410	≥6.5%
Tier 1 capital (to average assets):						
TheBANK	$203,647	11.25%	$ 72,414	≥4.0%	$ 90,518	≥5.0%

	Actual		For Capital Adequacy Purposes		To Be a Well-Capitalized Bank Under Prompt Corrective Action Provision	
	Amount	Ratio	Amount	Ratio	Amount	Ratio
2017						
Total capital (to risk-weighted assets):						
Consolidated	$214,054	18.52%	$ 92,451	≥8.0%	$ N/A	N/A
TheBANK	$ 202,330	17.54%	$ 92,295	≥8.0%	$ 115,368	≥10.0%
Tier 1 capital (to risk-weighted assets):						
Consolidated	$ 201,314	17.42%	$ 69,339	≥6.0%	$ N/A	N/A
TheBANK	$189,589	16.43%	$ 69,221	≥6.0%	$ 92,295	≥8.0%
Common equity Tier 1 capital (to risk-weighted assets):						
Company	$ 201,314	17.42%	$ 52,004	≥4.5%	$ N/A	N/A
TheBANK	$189,589	16.43%	$ 51,916	≥4.5%	$ 74,989	≥6.5%
Tier 1 capital (to average assets):						
Consolidated	$ 201,314	10.76%	$ 74,853	≥4.0%	$ N/A	N/A
TheBANK	$189,589	10.13%	$ 74,853	≥4.0%	$ 57,684	≥5.0%

THE BANC ED CORP. AND SUBSIDIARY

23

Notes to NOTE 14 - Continued The above minimum capital requirements exclude the capital conservation buffer required to avoid limitations on capital distributions, including dividend payments and certain discretionary bonus payments to executive officers. The capital conservation buffer is being phased in from 0.0% for 2015 to 2.5% by 2019. The capital conservation buffer was 1.875% and 1.25% at December 31, 2018 and December 31, 2017, respectively. The net unrealized gain or loss on available-for-sale securities is not included in computing regulatory capital. Federal Regulations do not permit cash dividend payments if the Bank’s capital would be reduced below the amount of the minimum capital requirements. Consolidated Financial Statements Continued (Dollar amounts in thousands, except per share amounts) Basel III Capital Rules In July 2013, the three federal bank regulatory agencies jointly published final rules (the Basel III Capital Rules) establishing a new comprehensive capital framework for U.S. banking organizations. The rules implement the Basel Committee’s December 2010 framework known as “Basel III” for strengthening international capital standards as well as certain provisions of the Dodd-Frank Act. These rules substantially revise the risk-based capital requirements applicable to bank holding companies and depository institutions, compared to the current U.S. risk-based capital rules. The Basel III Capital Rules define the components of capital and address other issues affecting the numerator in banking institutions’ regulatory capital ratios. These rules also address risk weights and other issues affecting the denominator in banking institutions’ regulatory capital ratios and replace the existing risk-weighting approach with a more risk-sensitive approach. The Basel III Capital Rules were effective for the Company on January 1, 2015 (subject to a four-year phase-in period). The Basel III Capital Rules, among other things, (i) introduce a new capital measure called “Common Equity Tier 1” (CET1), (ii) specify that Tier 1 capital consist of CET1 and “Additional Tier 1 Capital” instruments meeting specified requirements, (iii) define CET1 narrowly by requiring that most deductions/adjustments to regulatory capital measures be made to CET1 and not to the other components of capital and (iv) expand the scope of the deductions/adjustments as compared to existing regulations. NOTE 15 - SUBSEQUENT EVENTS The Company has considered all events occurring subsequent to December 31, 2018, for possible disclosure through March 26, 2019, which is the date the consolidated financial statements were available to be issued. In August, 2018, the Company signed a definitive agreement with First Busey Corporation in which First Busey Corporation would acquire all of the outstanding shares of the Company. During 2018, the board of directors of the Company and First Busey Corporation each unanimously approved a transaction that resulted in the merger of the Company with and into First Busey Corporation. The merger was effective as of the close of business January 31, 2019. First Busey Corporation is the surviving bank holding company in the merger. As of the date of the merger, each issued and outstanding share of the Company’s common stock was converted into the right to receive $111.53 in cash and 8.2067 shares of First Busey common stock, with cash paid in lieu of fractional shares. Current First Busey stockholders own approximately 8.9% of the common stock of the combined company, and current Company stockholders own approximately 12.1% of the outstanding shares of the combined company. THE BANC ED CORP. AND SUBSIDIARY 24

Main Office • 330 West Vandalia • Edwardsville, IL 62025 Phone 618/656-0057.www.4thebank.com of Edwardsville Member FD IC March 26, 2019 MANAGEMENT REPORT Statement of Management's Responsibilities The management of TheBANK of Edwardsville (TheBANK) is responsible for preparing TheBANK's annual financial statements in accordance with generally accepted accounting principles; for establishing and maintaining an adequate internal control structure and procedures for financial reporting, including controls over the preparation of regulatory financial statements in accordance with the instructions of the Federal Deposit Insurance Corporation (FDIC) for Call Reports filed with the FDIC; and for complying with the federal laws and regulations pertaining to insider loans and the federal and state laws and regulations pertaining to dividend restrictions. Management's Assessment of Compliance With Designated Laws and Regulations The management of TheBANK has assessed TheBANK's compliance with the federal laws and regulations pertaining to insider loans and the federal and state laws and regulations pertaining to dividend restrictions during the year that ended on December 31, 2018. Based upon its assessment, management has concluded that TheBANK complied with the federal laws and regulations pertaining to insider loans and the federal and state laws and regulations pertaining to dividend restrictions during the year that ended on December 31,2018. Management's Assessment of Internal Control Over Financial Reporting TheBANK's internal control over financial reporting is a process effected by those charged with governance, management, and other personnel, designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of reliable financial statements in accordance with accounting principles generally accepted in the United States of America and financial statements for regulatory reporting purposes, i.e., Reports of Condition and Income filed with the FDIC. TheBANK's internal control over fmancial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of TheBANK; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America and financial statements for regulatory reporting purposes, and that receipts and expenditures of TheBANK are being made only in . accordance with authorizations of management and directors of TheBANK; and (3) provide reasonable assurance regarding prevention, or timely detection and correction of unauthorized acquisition, use, or disposition of TheBANK's assets that could have a material effect on the financial statements. Because of its inherent limitations, internal control over financial reporting may not prevent, or detect and correct misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies and procedures may deteriorate. Management is responsible for establishing and maintaining effective internal control over financial reporting including controls over the preparation of regulatory financial statements. Management assessed the effectiveness of TheBANK 's internal control over fmancial reporting, including controls over the preparation of regulatory financial statements in accordance with the instructions for the Call Report filed with the FDIC, as of December 31, 2018, based on the framework set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control-Integrated Framework. Because of the material weakness noted below, management determined TheBANK's internal control over financial reporting, including controls over the preparation of regulatory financial statements in accordance with the instructions for the Call Report filed with the FDIC, was not effective as of December 31, 2018. As of year-end, the controls surrounding the preparation and management review as well as Board review of the Allowance for Loan Losses calculation were not operating effectively. These controls as stated in the internal control testing are to be completed quarterly and were not completed as of the December 31, 2018 reporting period. Management's assessment of the effectiveness of internal control over financial reporting, including controls over the preparation of regulatory financial statements in accordance with the instructions for Call Reports filed with the FDIC, as of December 31, 2018, has been audited by an independent public accounting firm, as stated in their report dated March' 2019. TheBANK of Edwardsville 16P Kevin M. Powers President and Chief Executive Officer Robert M. Parker Senior Vice President and Chief Financial Officer

Main Office • 330 West Vandalia • Edwardsville, IL 62025 Phone 618/656-0057.www.4thebank.com of Edwardsville Member FDIC March 26, 2019 BKD, LLP Certified Public Accountants 211 North Broadway, Suite 600 St. Louis, Missouri 63102 We are providing this letter in connection with your audit of the internal control over financial reporting ofTheBANK of Edwardsville (TheBANK) as of December 31, 2018 for the purpose of expressing an opinion on the effectiveness of TheBANK's internal control over financial reporting as of December 31, 2018 based on the Internal Control Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). We confirm, to the best of our knowledge and belief, the following representations made to you during your audit: 1 . We are responsible for establishing and maintaining effective internal control over financial reporting. 2. We have performed an evaluation of the effectiveness of the Bank's internal control over financial reporting based on the Internal Control-Integrated Framework issued by COSO. 3. We have not used the audit procedures you performed during your audit of internal control over financial reporting or the financial statements as part of the basis for our assertion of the effectiveness of internal control over financial reporting. 4. Because of the material weakness surrounding the preparation and management review as well as Board review of the allowance for loan loss calculation as of December 31, 2018, TheBANK's internal control over financial reporting was not effective as of December 31, 2018. 5. We have disclosed to you all deficiencies in the design or operation of internal control over financial reporting, including separately disclosing to you all such deficiencies that we believe to be significant deficiencies or material weaknesses in internal control over financial reporting. 6. We have no knowledge of any material fraud or suspected fraud ·affecting TheBANK, or any fraud or suspected fraud involving senior management or management or other employees who have a significant role in TheBANK's internal control over financial reporting. 7. All significant deficiencies and material weaknesses that you identified during your previous engagement and communicated to management and those charged with governance have been resolved. 8. There have been no changes in internal control over financial reporting and other events subsequent to December 31, 2018 that might significantly affect internal control. TheBANK/'EdwMe ( ect:: Kevin M. Powers President and Chief Executive Officer Robert M. Parker Senior Vice President and Chief Financial Officer

THE BANe En CoRP. 330 West Vandalia, Edwardsville, Illinois 62025 618/656-0057 March 26, 2019 Statement of Management's Responsibilities The management of THE BANC ED CORP. (the "Company") is responsible for preparing the Company's annual financial statements in accordance with generally accepted accounting principles; for establishing and maintaining an adequate internal control structure and procedures for financial reporting, including controls over the preparation of regulatory financial statements in accordance with the instructions for the Consolidated Financial Statements for Bank Holding Companies (Form FR Y-9C) and Report of Condition and Income (Call Report); and for complying with the Federal laws and regulations pertaining to insider loans and the Federal and, if applicable, State laws and regulations pertaining to dividend restrictions. The following subsidiary institutions of the Company that are subject to Part 363 are included in this statement of management's responsibilities: [The Bank of Edwardsville.] THE BANC ED CORP. MarkS. Shashek Chairman and Assistant Treasurer Date Date r ' William S. Alexander President and Assistant Secretary NOTE: For 2018 the company filed Form Y-9C through June 30, 2018, then filed Y-9SP for December 31, 2018.